QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Western Sierra Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 7, 2004

Dear Shareholders:

        You are cordially invited to attend Western Sierra Bancorp's Annual Meeting of Shareholders which will be held at Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California, on Thursday, May 6, 2004, at 5:00 p.m.

        At the Meeting, shareholders will be asked to elect directors for the ensuing year, approve the Western Sierra Bancorp 2004 Stock Option Plan and ratify the appointment of accountants. Information regarding the nominees for election of directors, the 2004 Stock Option Plan and ratification of the appointment of accountants is set forth in the accompanying Proxy Statement.

        It is important that your shares be represented at the Meeting, whether or not you plan to attend. Please indicate on the enclosed proxy card your vote on the matters presented, and sign, date and return the proxy card in the enclosed envelope. If you do attend the Meeting and wish to vote in person, your proxy will be withdrawn at that time. We urge you to vote "FOR" the election of all of the nominees named in the Proxy Statement, "FOR" approval of the 2004 Stock Option Plan and "FOR" ratification of the appointment of accountants.

/s/ CHARLES W. BACCHI Charles W. Bacchi Chairman of the Board

WESTERN SIERRA BANCORP
4080 Plaza Goldorado Circle
Cameron Park, California 95682

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 6, 2004

TO THE SHAREHOLDERS OF
WESTERN SIERRA BANCORP:

        Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Western Sierra Bancorp (the "Bancorp") will be held at the Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California, on Thursday, May 6, 2004 at 5:00 p.m. for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors.    To elect 12 persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

Charles W. Bacchi Matthew Bruno Lary A. Davis William M. Eames William J. Fisher Gary D. Gall	Jan T. Haldeman Howard A. Jahn Alan J. Kleinert Thomas J. Manz Douglas A. Nordell Lori A. Warden
  2.
  Approval of the Western Sierra Bancorp 2004 Stock Option Plan.    To approve the Western Sierra Bancorp 2004 Stock Option Plan.

  3.
  Ratification of Appointment of Accountants.    To ratify the appointment of Perry-Smith LLP as the Bancorp's independent public accountants.

  4.
  Transaction of Other Business.    To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

        The board of directors has fixed the close of business on March 31, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

        The Bylaws of the Bancorp set forth the following procedures for nominations to the board of directors:

    Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: April 7, 2004	/s/ Anthony J. Gould Anthony J. Gould, Secretary

        WE URGE YOU TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE BANCORP AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE ADEQUATE ACCOMMODATIONS.

WESTERN SIERRA BANCORP
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2004

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2004 Annual Meeting of Shareholders (the "Meeting") of Western Sierra Bancorp (the "Bancorp") to be held on Thursday, May 6, 2004 at 5:00 p.m. at the Cameron Park County Club, 3201 Royal Drive, Cameron Park, California, and at any and all adjournments thereof.

        It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of, and to vote at, the Meeting on or about April 7, 2004.

Revocability of Proxies

        A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" ELECTION OF THE DIRECTORS NAMED HEREIN, "FOR" THE APPROVAL OF WESTERN SIERRA BANCORP 2004 STOCK OPTION PLAN, "FOR" THE RATIFICATION OF PERRY-SMITH LLP AS THE BANCORP'S INDEPENDENT PUBLIC ACCOUNTANTS AND IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Persons Making the Solicitation

        This solicitation of Proxies is being made by the Bancorp's board of directors (the "Board"). The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Bancorp may solicit Proxies personally or by telephone, without receiving special compensation therefore. In addition, the Bancorp may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it to be advisable.

VOTING SECURITIES

        There were issued and outstanding 4,975,533 shares of the Bancorp's common stock ("Common Stock") on March 31, 2004 which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the

Bancorp as of the Record Date. In connection with the election of directors, there is no cumulative voting. The effect of broker non-votes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

SHAREHOLDINGS OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        Management of the Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of March 1, 2004, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Bancorp's directors, named executive officers and principal shareholders and by the directors and executive officers of the Bancorp as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 1, 2004. Each person in the table, except as noted has sole voting and investment powers over the shares beneficially owned.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers:
Charles W. Bacchi	166,573	(1)	3.3%
Matthew A. Bruno, Sr.	21,586	(2)	*
Barbara L. Cook	163,942	(3)	3.3%
Lary Davis	33,688	(4)	*
William M. Eames	78,435	(5)	1.6%
William J. Fisher	17,966	(6)	*
Gary D. Gall	149,485	(7)	2.9%
Jan T. Haldeman	19,648	(8)	*
Howard A. Jahn	34,458	(9)	*
Alan J. Kleinert	218,138	(10)	4.4%
Thomas J. Manz	29,703	(11)	*
Douglas A. Nordell	170,862	(12)	3.4%
Harold S. Prescott, Jr.	90,336	(13)	1.8%
Lori A. Warden	144,331	(14)	2.9%
Kirk N. Dowdell	26,543	(15)	*
Anthony J. Gould	9,991	(16)	*
All Directors and Executive Officers as a Group (16 in all)	791,243	(17)	15.2%

*
Less than 1%

(1)
Mr. Bacchi has shared voting and investment powers as to 149,362 shares of which 98,281 shares and 51,081 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Bacchi disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The total amount also includes 6,835 shares acquirable by exercise of stock options.

(2)
Mr. Bruno has shared voting and investment powers as to 18,500 of these shares, and the total amount includes 3,086 shares acquirable by exercise of stock options.

(3)
Ms. Cook has shared voting and investment powers as to 149,362 shares of which 98,281 shares and 51,081 shares are owned in her capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Ms. Cook disclaims beneficial ownership as to those shares beneficially owned by her as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The total amount also includes 2,418 shares acquirable by exercise of stock options.

(4)
Mr. Davis has shared voting and investment powers as to 20,827 of these shares. The amount includes 12,861 shares acquirable by exercise of stock options.

(5)
The amount includes 1,220 shares acquirable by exercise of stock options.

(6)
Mr. Fisher has shared voting and investment powers as to 7,457 of these shares, and the total amount includes 10,509 shares acquirable by exercise of stock options.

(7)
The total amount includes 115,807 shares acquirable by exercise of stock options

(8)
Mr. Haldeman has shared voting and investment powers as to 15,670 of these shares, and the total amount includes 3,978 shares acquirable by exercise of stock options.

(9)
The amount includes 3,127 shares acquirable by exercise of stock options.

(10)
Mr. Kleinert has shared voting and investment powers as to 149,362 shares of which 98,281 shares and 51,081 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Kleinert disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The amount also includes 12,661 shares acquirable by exercise of stock options.

(11)
Mr. Manz has shared voting and investment powers as to 26,933 of these shares, and the total amount includes 2,770 shares acquirable by exercise of stock options.

(12)
Mr. Nordell has shared voting and investment powers as to 142,086 of these shares of which 96,369 and 39,987 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Nordell disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass through voting and investment rights exercised by participants other than himself in the ESOP and 401(k) Plan. The total amount also includes 15,770 shares acquirable by exercise of stock options.

(13)
The amount includes 3,127 shares acquirable by exercise of stock options.

(14)
Ms. Warden has shared voting and investment powers as to 143,931 of these shares, and the total amount includes 400 shares acquirable by exercise of stock options.

(15)
The amount includes 21,786 shares acquirable by exercise of stock options.

(16)
The amount includes 8,400 shares acquirable by exercise of stock options.

(17)
The amount includes 224,755 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp's directors and certain executive officers and persons who own more than ten percent of a registered class of the Bancorp's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by

Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

        To the knowledge of the Bancorp, based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons, all of the insiders of the Bancorp complied with all filing requirements during 2003.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        The Bancorp is committed to having sound corporate governance principles which are important to the way the Bancorp manages its business and to maintaining the Bancorp's integrity in the marketplace. The Bancorp's charters of the Audit Committee, Governance Committee and Compensation Committee of the Bancorp's Board of Directors are available at http://www.westernsierrabancorp.com.

Board Independence

        The Board has determined that constituting a majority of the directors standing for re-election are "independent" within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. ("Nasdaq") and the Securities and Exchange Commission ("SEC"), as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the current members of the Audit Committee and Governance Committee and Compensation Committee are "independent" within such director independence standards and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the Nasdaq Rules.

Financial Expert

        The Board has determined that Lary A. Davis and William M. Eames meets all of the attributes of an "audit committee financial expert" and "independence" as those meanings are defined by the applicable rules and regulation of the SEC and Nasdaq.

Consideration of Director Nominees

Shareholder nominees

        The Company's Governance Committee will consider nominees to the Board proposed by shareholders, although the Governance Committee has no formal policy with regard to shareholder nominees as it considers all nominees on their merits as discussed below. Any shareholder nominations proposed for consideration by the Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

  Corporate Secretary
  Western Sierra Bancorp
  4080 Plaza Goldorado Circle
  Cameron Park, CA 95682

        In addition, the bylaws of the Bancorp permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.

Selection and Evaluation of Director Candidates

        The Governance Committee is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. This assessment typically includes issues of expertise in industries important to the Bancorp, functional expertise in areas such as marketing, human resources, operations, finance and information technology and an assessment of an individual's abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Governance Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a shareholder-recommended candidate in order to serve on the committee. The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors qualified and willing to continue in service. Current members of the Board with skills and experience that are relevant to the Bancorp's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the Governance Committee or the Board decided not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Governance Committee considers the diversity and mix of the existing board of directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), minority and female representation on the Board of Directors, employment experience, community representation, public interest considerations and the implementation of the Bancorp's strategic plan. Among other things, when examining a specific candidate's qualifications, the Governance Committee considers: the ability to represent the best interest of the Bancorp, existing relationships with the Bancorp, interest in the affairs of the Bancorp and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within the Bancorp's community, community service, integrity, business judgment, ability to develop business for the Bancorp and the ability to work as a member of a team. The Bylaws of the Bancorp provide that a mandatory retirement age of qualified directors is seventy-five (75). The board may override the mandatory retirement with a two-thirds (2/3) majority vote of the Board of Directors to extend the term for one year. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Communications with the Board and Annual Meeting Attendance

        Individuals who wish to communicate with the Bancorp's Board may do so by sending an e-mail to the Company's Board at bod@wsnb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chairperson of the Audit Committee. The Bancorp does not have a policy regarding Board member attendance at annual meetings of shareholders. At the Bancorp's 2003 Annual Meeting of Shareholders, all of the directors of the Bancorp attended.

Code of Ethics

        The Bancorp has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Bancorp, including the Bancorp's principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The Code of Ethics is available on the Company's website at www.westernsierrabancorp.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Bancorp's website.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The persons named below, all of whom are current members of the Board, will be nominated for election as directors at the Meeting to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all 12 nominees, as appropriate. The 12 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        The following table sets forth, as of February 1, 2004, the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of the Bancorp.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Charles W. Bacchi Chairman of the Board	60	1993	Partner in Bacchi Ranch, Brush Creek and E Bar LLC, cattle ranches.
Matthew A. Bruno, Sr.	60	2002	President of Turlock Dairy and Refrigeration, an equipment supply and dairy design firm located in Turlock.
Lary A. Davis	50	2000	President of Sonora Community Hospital.
William M. Eames	68	2002	President of William M. Eames & Associates (Consulting)
William J. Fisher	56	1993	President/Broker of Pacific States Development Corporation, real estate development and marketing. Mr. Fisher is also an attorney.
Gary D. Gall President and Chief Executive Officer	52	1993	President and Chief Executive Officer of the Bancorp. Mr. Gall has over 25 years of community banking experience.
Jan T. Haldeman	57	2003	President of Haldeman Homes, Inc.
Howard A. Jahn	58	1999	A Partner with Jackson-Jahn Commercial Real Estate. Former Senior Vice President of CB Commercial, a commercial real estate brokerage firm.
Alan J. Kleinert	59	2000	President of Cutler-Segerstrom Insurance and President of Kleinert & van Savoye Corporation (investments). Former Chairman of the Board of Sentinel Community Bank.
Thomas J. Manz	54	1999	Managing Member of KMS Development, LLC, real estate development. Chairman of the Board of Pacific Coast Banker's Bank, and former Chairman of the Board of Roseville 1st National Bank
Douglas A. Nordell	55	2002	President and Chief Executive Officer of Lake Community Bank since November, 1998.
Lori A. Warden	47	2002	Bank mortgage loan officer with Western Sierra Bank since January 2001. Former Operations Officer with US Bank (1998-2000).

        None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships between any of the directors of the Bancorp.

The Board of Directors and Committees

        The Bancorp's Board held 18 meetings during 2003. None of the directors attended less than 75% of all Board meetings and committee meetings (of which they were a member) that were held in 2003.

        The Bancorp had a standing Audit Committee, a Governance Committee, Executive Committee, and a Compensation committee.

The Audit Committee

        The Audit Committee met 9 times during the year ended December 31, 2003. During 2003 the Audit Committee of the Company consisted of Directors Fisher, Manz, Eames, Bruno, Haldeman, Davis and Bacchi. Directors Davis and Eames are each deemed by the Bancorp to be an "audit committee financial expert." Directors Davis and Eames each have an understanding of generally accepted auditing principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that the Bancorp reasonably expects to be raised by the Bancorp's financial statements. Director Davis has acquired these attributes as former Treasurer of Adventist Health System-West, a non-profit hospital management corporation, and as former Chief Financial Officer of Sonora Community Hospital. Director Eames has acquired these attributes as a President and CEO of Bill's Drugs, one of the top 50 drug chains in the United States.

        The Audit Committee oversees the Bancorp's corporate accounting and reporting practices and the quality and integrity of the Bancorp's financial statements and reports, selects, hires, oversees and terminates the Bancorp's independent auditors, monitors the Bancorp's independent auditors' qualifications, independence and performance, monitors the Bancorp's and its affiliates' compliance with legal and regulatory requirements, oversees all internal auditing functions and controls, and oversees the Bancorp's and its affiliates' risk management function.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The tax fees and other fees paid in 2003 and 2002 were approved per the Audit Committee's pre-approval policies.

The Governance Committee

        The Governance Committee was established on March 25, 2004 and consists of Messrs. Bacchi, Kleinert, Prescott, Jahn, and Ms. Cook. The purposes of the Governance Committee are to oversee the development and periodic review of Corporate Governance Guidelines for the Bancorp, lead the Bancorp and its subsidiary Bank Boards in their annual reviews of their respective Board performances, assist the Bancorp and subsidiary bank's Boards in identifying individuals qualified to become Board members, recommend to the Bancorp's Board director nominees for its annual stockholder meetings and recommend to the Bancorp's and its subsidiary bank's Boards director nominees for each respective Board's committees and committee chairs

The Executive Committee

        The Executive Committee met 7 times in 2003 and currently consists of Messrs. Gall, Bacchi, Kleinert, Prescott, Jahn, Ms. Cook and Western Sierra Bank Director (and former Director of the Company from 1983-2002) Osvaldo Scariot. The purpose of the Executive Committee is to review policies, review human resource issues, consider mergers and acquisitions, develop marketing programs and participate in strategic planning.

The Compensation Committee

        The Compensation Committee met 8 times in 2003 and currently consists of Messrs. Bacchi, Kleinert, Prescott, Jahn, and Ms. Cook. The purposes of the Compensation Committee are approving and evaluating the directors' and officers' compensation and plans, policies and programs related thereto, overseeing employee compensation and benefits plans, policies and programs, including ensuring that such plans, policies and programs are effective in aligning the interests of the employees with those of the Bancorp's stockholders

Audit Committee Report

        This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

        Each of the audit committee members satisfies the definition of independent director as established in the Nasdaq listing standards. The audit committee has reviewed Bancorp's audited financial statements and discussed such statements with management. The audit committee has discussed with Perry-Smith LLP, the Bancorp's independent auditors during the year 2003, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

        The audit committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1, and has discussed with them their independence from management. The audit committee has also considered whether the independent auditors' provision of other non-audit services is compatible with the auditors' independence.

        The audit committee is governed by the Audit Committee Charter adopted by the Board and a copy of the Audit Committee is included at the end of this proxy statement.

        Based on the review and discussions noted above, the audit committee recommended to the Board that the Bancorp's audited financial statements be included in the Bancorp's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        The audit committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the audit committee that would impair any member's ability to act independently.

The Audit Committee

William Fisher, Chairman Lary Davis Mathew Bruno	William Eames Thomas J. Manz Jan T. Haldeman Charles W. Bacchi

Director Compensation

        Outside directors receive $1,000 per month from the Bancorp for director fees and directors of each of the subsidiary banks receive $300 per month from the subsidiary banks on which they serve, for director fees, except the Chairman of the Board of the Bancorp, who receives $2,000 per month from the Bancorp, and the Chairmen/Co-Chairmen of the Boards of each of the subsidiary banks who receive $500 per month from the subsidiary banks on which they serve.

        Directors also from time to time receive stock option grants as part of their compensation. In November, 1996, each of the then directors of the Bancorp, other than Mr. Gall, was granted stock options to acquire 5,950 shares of Common Stock, all at an exercise price of $6.72 per share. The options are for a term of ten years expiring in November, 2006. These options were fully vested upon grant. In May, 1999, each of the directors of the Bancorp who was a director in 1998, other than Mr. Gall, was granted stock options to acquire 2,551 shares of Common Stock, all at an exercise price of $9.99 per share. The options are for a term of ten years expiring in May, 2009. These options were fully vested upon the grant. During 2000, each of the directors of the Bancorp, other than Mr. Gall participated in Western Sierra Bancorp's incentive compensation plan and earned a bonus of $7,000 or a stock option grant of 1,157 shares for directors that served the entire year or 674 shares for directors that came on the Board during the year from Sentinel Community Bank. The directors that elected stock options grants were Ms. Cook and Messrs. Bacchi and Scariot, who each received a stock option grant of 1,157 shares and Messrs. Davis and Kleinert, who each received a stock option grant of 674 shares. These stock options were granted on February 22, 2001 with an exercise price of $9.93 per share.

        Each of the directors of the Bancorp that served the entire year in 2001, other than Messrs. Gall and Nordell received a stock option grant of 441 shares in January 2002 with an exercise price of $14.74 per share. The options are for a term of ten years expiring in January 2012, and the options were fully vested at the time of grant. In December 2002, each of the Bancorp's outside directors received a stock option grant to acquire 420 shares of Common Stock, all at an exercise price of $25.24 per share. The options are for a term of ten years expiring in December 2012, and the options were fully vested at the time of grant. In addition at December 31, 2002, outside directors of the Bancorp had the election to take an additional stock option to acquire 714 shares of Common Stock at the exercise price of $25.24 per share in lien of directors' fees for the first six months of 2003. Messrs. Bacchi, Bruno, Jahn, Davis, Kleinert and Prescott elected to take stock options in lieu of directors' fees. Mr. Manz elected to take half in stock options and half in fees. The stock options are for a term of ten years expiring in December 2012 and were fully vested at time of grant. In July 2003, outside directors of the Bancorp had the election to take an additional stock option to acquire 1,152 shares of Common Stock at the exercise price of $31.23 per share in lien of directors' fees for July 2003 through June 2004. Messrs. Bacchi, Bruno, Jahn, Kleinert, Davis, Manz and Prescott elected to take stock options in lieu of directors' fees. Mr. Fisher elected to take 40% in stock options and 60% in fees. The stock options are for a term of ten years expiring in July 2013 and were fully vested at time of grant. In January 2004, each of the Bancorp's outside directors received a stock option grant to acquire 400 shares of Common Stock, all at an exercise price of $47.00 per share. The options are for a term of ten years expiring in January 2014, and the options were fully vested at the time of grant. All of the option amounts and prices have been adjusted for stock splits and stock dividends.

PROPOSAL NO. 2:
ADOPTION OF THE WESTERN SIERRA BANCORP
2004 STOCK OPTION PLAN

Introduction

        In that the Bancorp's 1999 Stock Option Plan has only 61,610 shares remaining for stock option grants, the Board has adopted the Western Sierra Bancorp 2004 Stock Option Plan. The Western Sierra Bancorp 2004 Stock Option Plan (the "Plan"), subject to approval by the Bancorp's shareholders, provides for the granting of options to purchase up to 400,000 shares of authorized and unissued Common Stock at option prices per share which must not be less than one hundred percent (100%) of the fair market value per share of Common Stock at the time each option is granted. The Board believes it is advisable for the shareholders to adopt the Western Sierra Bancorp 2004 Stock Option Plan so that the Bancorp will have stock options available to grant as an additional means of retaining and attracting competent directors and personnel for the Bancorp and its subsidiaries, and for inducing high levels of performance and efforts for the benefit of the Bancorp and its shareholders.

        Options granted pursuant to the Plan are intended to qualify for treatment either as "incentive stock options" within the meaning of Section 422 of the Code, or as "nonqualified stock options," as shall be determined and designated upon the grant of each option. Though there have been no grants of stock options and no determination of intended grants to specific optionees under the Plan by the Board, it is expected that stock options will be granted under the Plan to directors, executive officers and management level employees of the Bancorp and its subsidiaries after shareholder approval of the Plan. The summary below is subject to the provisions of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the Plan

        The Plan will be administered by the Board, except if any stock options made pursuant to the Plan will be subject to Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended, then the Plan shall be administered by a committee comprised solely of qualified outside directors of the Bancorp. All options under the Plan will be granted at an exercise price of not less than 100 percent of the fair market value of the shares of Common Stock on the date of grant, except for an incentive stock option granted to an optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Bancorp or a subsidiary of the Bancorp, in which case the option price shall not be less than 110% of the fair market value of such stock. The purchase price of any shares purchased upon exercise is payable in full in cash or, subject to applicable law, with Common Stock previously acquired by the optionee and held by the optionee for a period of at least six months. The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the Common Stock on the date of exercise.

        Options granted pursuant to the Plan shall be for a term of up to ten (10) years, except for certain incentive stock options described below. Each option shall be exercisable in installments and upon such conditions as the Board shall determine. Options granted shall vest over a period no greater than five years, and no less than 20% of such option shall vest annually. Optionees shall have the right to exercise all or a portion of the option at any time or from time to time with respect to the vested part of their stock options. If any option shall expire without being exercised in full, the shares will again become available for granting of stock options under the Plan. The Plan shall expire on March 25, 2014.

        Incentive stock options may be granted to full-time salaried officers and management level employees of the Bancorp or a subsidiary. No director who is not also a full-time salaried officer or management level employee may be granted an incentive stock option pursuant to the Plan. No incentive stock option with a term of more than five (5) years may be granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Bancorp or a subsidiary of the Bancorp. Nonqualified stock options may be granted to directors, full-time salaried officers and management level employees of the Bancorp or its subsidiaries.

Tax Consequences to the Optionee

        The following describes, generally, the major federal income tax consequences relating to stock options issued under the Plan. If all of the requirements of the Plan are met, generally no taxable income will result to an optionee upon the grant of an incentive or nonqualified stock option.

        Incentive Stock Options.    If the optionee is employed by the Bancorp (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised and otherwise satisfies the requirements of the Plan and applicable law, the optionee will not recognize taxable income upon exercise of the option. If the optionee is not employed by the Bancorp (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised for a reason other than death or disability, the optionee will recognize ordinary income at the time the option is exercised. The Bancorp will be allowed a deduction for federal income tax purposes only if, and to the extent that, the optionee recognizes ordinary income. Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the option price at the time of exercise is treated as an item of tax preference which may result in the imposition of the alternative minimum tax.

        On a subsequent sale of shares acquired by the exercise of an incentive stock option, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the optionee's tax basis of the shares sold. If a disposition (generally a sale, exchange, gift or similar lifetime transfer of legal title) of stock received pursuant to an incentive stock option does not take place until more than two years after the grant of such option and more than one year after the exercise of such option, any gain or loss realized on such disposition will be treated as long-term capital gain or loss. Under such circumstances, the Bancorp will not be entitled to a deduction for income tax purposes in connection with the exercise of the option. If a disposition of stock received pursuant to an exercise of an incentive stock option occurs within two years after the grant of such option or one year after the exercise of such option, the optionee must treat any gain realized as ordinary income to the extent of the lesser of (i) the fair market value of such stock as of the date of exercise less the option price, or (ii) the amount realized on disposition of the stock less the option price. Such ordinary income realized is deductible by the Bancorp for federal income tax purposes. Any additional amount realized on the disposition will be taxable as either long-term or short-term capital gain, depending on the holding period.

        Nonqualified Stock Options.    In general, when an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in the amount of the excess of the fair market value of the shares received upon exercise over the aggregate amount paid for those shares, and the Bancorp may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

        If, upon exercise of a nonqualified option, the optionee pays all or part of the purchase price by delivering to the Bancorp shares of already-owned stock, there are no federal income tax consequences to the optionee or the Bancorp to the extent of the number of shares so delivered. As to any additional shares issued, the optionee recognizes ordinary income equal to the aggregate fair market value of the additional shares received, less any cash paid to the Bancorp, and the Bancorp is allowed to deduct as an expense the amount of such income. For purposes of calculating tax upon disposition of the shares acquired, the holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for those old shares. The holding period for the additional shares begins on the date the option is exercised, and the basis in those additional shares is equal to the taxable income recognized by the optionee, plus the amount of any cash paid to the Bancorp.

        Upon a subsequent disposition of the shares received on exercise, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a separate capital gain or loss.

        Excise Tax.    In addition, the exercise of outstanding options that become exercisable upon certain major corporate events may result in all or a portion of the difference between the fair market value of the option shares and the exercise price of any shares issuable in respect to such options being characterized "parachute payments." A 20% excise tax is imposed on the optionee on any amount so characterized and the Bancorp will be denied any tax deduction for such amount.

        Withholding Taxes.    The Bancorp is generally required to withhold applicable payroll taxes with respect to compensation income recognized by optionees. The Bancorp is also generally required to make certain information reports to the Internal Revenue Service with respect to any income of an optionee attributable to transactions involving the grant or exercise of options and/or the disposition of shares acquired on exercise of options.

Other Terms and Conditions

        Options under the Plan shall not be transferable by the optionee during the optionee's lifetime. In the event of termination of employment or cessation as a director as a result of the optionee's death or disability, to the extent exercisable on the date employment or directorship terminates, the option shall remain exercisable for up to one (1) year (but not beyond the end of the original option term) by the disabled optionee or, in the event of death of the optionee, by the person or persons to whom rights under the option shall have passed by will or the laws of descent and distribution. In addition, if an optionee dies during the three-month period referred to below, the option shall expire one year after the date of such death.

        If an optionee's employment is terminated, unless termination was for cause or if an optionee's directorship is terminated, the optionee shall have the right, for a three-month period after such termination, to exercise that portion of the option which was exercisable immediately prior to such termination. If an optionee's employment is terminated for cause (which shall include malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude), the option shall expire within 30 days of the date of termination. If an optionee is changing his or her status from employee or employee-director to director, an incentive stock option granted to such optionee shall convert to a nonqualified stock option three months and one day following the such optionee's change in status. However, in no event may any option be exercised after the end of its original option term.

        In the event of certain changes in the outstanding Common Stock, such as stock dividends, stock splits, recapitalization, reclassification, reorganization, merger, stock consolidation or otherwise, appropriate and proportionate adjustments shall be made in the number, kind and exercise price of shares covered by any unexercised options or portions thereof. In the event of liquidation of the Bancorp or upon a reorganization, merger or consolidation of the Bancorp with one or more corporations, the result of which the Bancorp is not the surviving corporation or the Bancorp becomes a subsidiary of another corporation, a sale of substantially all of the assets of the Bancorp to another corporation, or upon a sale representing more than 80% of equity securities voting power of the Bancorp to any person or entity (any one of which shall be referred to as a "Terminating Event"), the Plan shall terminate and all options theretofore granted shall completely vest and become immediately exercisable. All outstanding options not exercised by the time of the Terminating Event shall at such time terminate. However, any options not exercised at the time of a Terminating Event shall not terminate if they have been assumed or substituted by the successor corporation.

        The Board reserves the right to suspend, amend or terminate the Plan, and, with the consent of the optionee, make such modifications of the terms and conditions of his/her option as it deems advisable, except that the Board may not, without further approval of a majority of the shareholders, increase the maximum number of shares covered by the Plan, change the minimum option price, increase the maximum term of options under the Plan or permit options to be granted to anyone other than a director, officer or management level employee. No option granted pursuant to the Plan shall be exercisable until all necessary regulatory and shareholder approvals are obtained.

Adoption of the Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the Meeting.

        Management recommends that the shareholders vote "FOR" adoption of the Western Sierra Bancorp 2004 Stock Option Plan.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF PERRY-SMITH LLP AS
THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The firm of Perry-Smith LLP served as independent certified public accountants for the Bancorp through the year 2003. The Bancorp has selected Perry-Smith LLP to serve as the Bancorp's independent certified public accountants for the year 2004. The Bancorp's board has determined the firm of Perry-Smith LLP to be fully independent of the operations of Bancorp.

        Aggregate fees billed by Perry-Smith LLP to the Bancorp for the years ended 2003 and 2002 are as follows:

	2003	2002
Audit fees	$192,800	$147,300
Financial Information Systems	0	0
Design and Implementation	0	0
Audit related fees	35,800	54,200
Tax fees associated with consulting and return preparation	56,800	37,300
All other fees	$22,400	$72,000

        The Audit Committee of the Bancorp has considered the provision of non-audit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.

        Perry-Smith LLP audited Bancorp's financial statements for the year ended December 31, 2003. It is anticipated that a representative of Perry-Smith LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

        In the event shareholders do not ratify the appointment of Perry-Smith LLP as the Bancorp's independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Bancorp's Audit Committee and the Board.

        Ratification of the appointment of Perry-Smith LLP as the Bancorp's independent certified public accountants for fiscal year 2004 requires the affirmative vote of a majority of the outstanding shares of the Bancorp's common stock represented and voting at the meeting.

        Management recommends that the shareholders vote "FOR" ratification of the appointment of Perry-Smith LLP as the Bancorp's independent certified public accountants for 2004.

Executive Officers

        The following table sets forth information, as of February 1, 2004, concerning executive officers of the Bancorp. The table also includes Fred Rowden, President and CEO of Central California Bank and John G. Briner, President and CEO of Auburn Community Bank who are not deemed to be executive officers of the Bancorp:

Name	Age	Position and Principal Occupation For the Past Five Years
Gary D. Gall	52	President and Chief Executive Officer of the Bancorp.
Kirk N. Dowdell	41
		President and Chief Executive Officer of the Western Sierra National Bank (since April 2002) and Executive Vice President of the Bancorp. Former Executive Vice President and Chief Credit Officer of the Bancorp since May 1999, and former Executive Vice President and Chief Credit Officer of Western Sierra National Bank since September, 1997. Former executive officer of Commerce Security Bank, Sacramento, California.
Douglas A. Nordell	55	President and Chief Executive Officer of Lake Community Bank since November, 1998. Former Executive Vice President and Chief Operating Officer of Roseville 1st National Bank (1994-1998).
John G. Briner	64	President and Chief Executive Officer of Auburn Community Bank.
C. Frederick Rowden	59	President and Chief Executive Officer of Central California Bank since July 2000. Former President and Chief Executive Officer of East County Bank since 1996-2000.
Anthony J. Gould	41
		Executive Vice President and Chief Financial Officer since May 2002. Former Director of Finance and Accounting of Openwave Systems (2001-2002), former Controller of Central Corp. (2000-2001) and former Executive Vice President, Chief Financial and Chief Operating Officer for Bay Area Bank headquartered in Redwood City, California (1988-1999).

Summary Compensation Table

Long Term Compensation
Annual Compensation						Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus(4) ($)	Other Annual Compensation(1) ($)	Restricted Stock Award(s) ($)	Options/ SARs(2)	LTIP Payouts ($)	All Other Compensation(3) ($)
Gary D. Gall, President & Chief Executive Officer of the Bancorp	2003 2002 2001	272,000 245,282 215,500	305,873 244,015 145,844	N/A N/A N/A		10,500 10,500 28,940		14,727 14,993 12,117
Kirk N. Dowdell, President and Chief Executive Officer of Western Sierra National Bank and Executive Vice President of the Bancorp	2003 2002 2001	159,500 141,250 117,500	152,936 110,131 45,576	N/A N/A N/A		10,500 3,307 6,725		14,043 13,896 8,991
Anthony J. Gould, Executive Vice President and Chief Financial Officer. Mr. Gould began employment with the Bancorp in May 2002.	2003 2002	142,800 85,500	61,200 30,000	N/A N/A		2,100 18,900		11,900 0
Douglas Nordell, President & CEO of Lake Community Bank	2003 2002 2001	128,800 119,458 105,000	64,571 55,674 32,216	N/A N/A N/A		3,150 9,150 5,042		13,796 11,054 7,630

(1)
No named executive officer had perquisites in an amount greater than the lesser of 10% of the total salary and bonus or $50,000.

(2)
These amounts are adjusted for stock dividends. The Bancorp has no SARs.

(3)
This amount represents the cost of premiums for life insurance and Western Sierra National Bank's contribution for the 401(k) Plan and ESOP.

(4)
This bonus amount for the year 2003 represents 90% of the total bonus for each of the named executive officers, as 90% of the bonus was paid in 2004 with the remaining 10% to be paid in 2005 provided the executive officer remains employed by the Bancorp or subsidiary, as applicable.

Option/SAR Grants Table

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term (10) Years
		% of Total Options/SARs Granted to Employees in Fiscal Year
Name	Options/SARs Granted (#)		Exercise or Base Price ($/Share)	Expiration Date
					5%($)	10%($)
Gary D. Gall	10,500	14.8	$26.41	3/20/13	174,396	441,953
Kirk N. Dowdell	10,500	14.8	$26.41-$32.22	3/20/13-7/15/13	193,575	490,558
Anthony J. Gould	2,100	3.0	$26.41	3/20/13	34,879	88,391
Douglas A. Nordell	3,150	4.4	$26.41	3/20/13	52,319	132,586

(1)
The Bancorp has no SARs, and the number of options and exercise price are adjusted for stock dividends.

Option/SAR Exercises and Year End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Value

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year End (#)Exercisable/ Unexercisable(1)	Value of Unexercised In-the-Money Options/ SARs at Year End ($)Exercisable/ Unexercisable(1)
Gary D. Gall	0	N/A	113,094 / 28,707	4,194,112 / 831,353
Kirk N. Dowdell	0	N/A	19,248 / 13,438	653,669 / 305,772
Anthony J. Gould	0	N/A	7,980 / 13,020	193,544 / 311,936
Douglas A. Nordell	0	NA	12,599 / 10,391	409,480 / 279,989

(1)
The Bancorp has no SARs.

Employment Contracts

        On December 4, 1997, Western Sierra National Bank entered into an agreement with Mr. Gall to provide him with severance benefits of up to two years' worth of his regular compensation at the time of severance of employment in the event of (i) any merger or consolidation where Western Sierra National Bank is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Bancorp at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger, (ii) a transfer of all or substantially all of the assets of Western Sierra National Bank, or (iii) a sale of the equity securities of Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of Bancorp to any person or entity, or any group of persons or entities acting in concert (any of these events shall be referred to as an "Acquisition"). The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Gall is not given a new employment agreement that is satisfactory to him in his sole discretion within 15 days prior to the date of consummation of the Acquisition, then Western Sierra National Bank shall pay him the severance payment in a lump sum. The severance agreement was extended for an additional five years in 2002.

        Mr. Gall also has a salary continuation agreement which provides that Western Sierra National Bank will pay him $165,000 per year for 15 years following his retirement from Western Sierra National Bank at age 65 or later ("Retirement Age"). In the event of disability while Mr. Gall is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $165,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra National Bank. In the event of termination with or without cause or voluntary termination, Mr. Gall shall receive a benefit amount that is a percentage of the $165,000 per year based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Gall attains age 65 or beginning with the month following his death, if earlier. The vesting schedule is 5.0% per year of service for the first seven years beginning January 9, 1995, and increases to an additional 6.5% per year of service for the last ten years. Payment of salary continuation benefits to Mr. Gall is subject to his not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Western Sierra National Bank. In the event there is a change of control of the Bancorp, Mr. Gall shall be entitled to a lump sum payment of the present value (using the Applicable Federal Rate) of $165,000 being paid in 180 monthly installments beginning on the first day of the month following the consummation of the change of control. In the event Mr. Gall is entitled to salary continuation benefits and dies prior to receiving all 180 monthly payments, then no further payments are to be paid pursuant to the salary continuation agreement after his death, but the beneficiaries of Mr. Gall shall be entitled to benefits of a split dollar agreement between Mr. Gall and Western Sierra National Bank. Pursuant to the split dollar agreement, upon Mr. Gall's death, his properly designated beneficiaries would be entitled to 75% of the difference between the death proceeds of certain life insurance policies with Mr. Gall as the insured and the cash value of such policies. Western Sierra National Bank would be entitled upon the death of Mr. Gall, the remaining 25% of such difference.

        On December 4, 1997, Western Sierra National Bank entered into an agreement with Mr. Dowdell to provide him with severance benefits of up to two years' worth of his regular compensation at the time of severance of employment in the event of an Acquisition. The amount of the severance payment will be calculated as stated in the severance agreement and is determined by the total assets of Western Sierra National Bank at the time of the Acquisition. The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Dowdell is not retained by the resulting corporation for at least one to two years in a position comparable to that of the highest level senior vice president of the resulting corporation or a position accepted by Mr. Dowdell, or the resulting corporation reduces his base salary from his base salary at the time of the Acquisition during the next one to two years following the Acquisition, then the resulting corporation shall pay him the severance payment in a lump sum. The severance agreement was extended for an additional five years in 2002.

        Mr. Dowdell also has salary continuation agreements which provides that Western Sierra National Bank will pay him $75,000 per year for 15 years following his retirement from Western Sierra National Bank at age 65 or later ("Retirement Age"). In the event of disability while Mr. Dowdell is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra National Bank. In the event Mr. Dowdell dies after being disabled, his beneficiaries would be entitled to such salary continuation benefits. In the event of termination without cause or voluntary termination, Mr. Dowdell shall receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below beginning with the month following the month in which Mr. Dowdell attains age 65 or beginning with the month following his death, if earlier. The vesting schedule is 4% per year of service beginning January 1, 2000. In the event of any (i) merger, consolidation or reorganization of the Bancorp in which (A) the Bancorp does not survive or (B) the Bancorp survives with a resulting change in beneficial ownership of the Bancorp of more than 50% of the voting shares, (ii) sale of more than 50% of the beneficial ownership of the voting shares of the Bancorp to any person or group of persons acting in concert, or (iii) transfer or sale of more than 50% of the total market value of the assets of the Bancorp (any of these events shall be referred to as a "Bancorp Acquisition," Mr. Dowdell shall receive a lump sum at the time of the consummation of such transaction equal to the present value of the aggregate amount of the $75,000 per year being paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following the consummation of such transaction discounted using the long term monthly Applicable Federal Rate at the time of the consummation of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Payment of salary continuation benefits to Mr. Dowdell is subject to his not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Western Sierra National Bank within a period of three years from the date of termination of employment.

        In the event Mr. Dowdell dies while employed by Western Sierra National Bank or dies after retirement, then pursuant to a split dollar agreement between Mr. Dowdell and Western Sierra National Bank, his properly designated beneficiaries would be entitled to 75% of the difference between the death proceeds of certain life insurance policies with Mr. Dowdell as the insured and the cash value of such policies, however in the event of Mr. Dowdell dying after retirement, the aggregate amount paid under Mr. Dowdell's salary continuation agreement and split dollar agreement shall be limited no more than the total of the 180 monthly payments that would have been paid to Mr. Dowdell under his salary continuation agreement as if Mr. Dowdell retired and died after receiving all 180 monthly payments. Western Sierra National Bank would be entitled upon the death of Mr. Dowdell to the remaining difference. Mr. Dowdell would be considered as being employed for purposes of the split dollar agreement in the event Mr. Dowdell has at least 12 years of service with Western Sierra National Bank and is disabled for the entire period between the time of his disability and death or is on a Western Sierra National Bank board approved leave of absence.

        Mr. Nordell entered into an agreement with Lake Community Bank, a subsidiary of Bancorp to provide him with severance benefits of up to two years' worth of his base salary determined as of the month prior to a triggering event if after a triggering event (i) he is not retained by the resulting corporation for a period of two years in a position acceptable to him or a position comparable to that of the highest level vice president of the resulting corporation or (ii) his base salary is reduced at any time during the two years following the triggering event. A triggering event is any (i) merger or consolidation involving Lake Community Bank in which (A) the Lake Community Bank does not survive or (B) the shareholders of Bancorp at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger, (ii) the transfer of all or substantially all of the assets of Lake Community Bank, (iii) a sale of the stock of Lake Community Bank representing more than 50% of the aggregate voting power of all outstanding stock of Lake Community Bank to any person or entity, or group of persons acting in concert. The severance agreement is for a term expiring on April 30, 2004.

        Mr. Nordell also has salary continuation agreements which provides that Lake Community Bank will pay him $75,000 per year for 15 years following his retirement from Lake Community Bank at age 65 or later ("Retirement Age"). In the event Mr. Nordell terminates employment due to disability prior to Retirement Age, he will receive a benefit amount commencing after termination of employment and continuing for 15 years that is based on his years of service and increases yearly beginning with benefits of $1,645 per year after a partial year of service to benefits of $75,000 per year after 15 years of service. In the event Mr. Nordell dies after disability payments have begun, his beneficiaries would be entitled to such salary continuation benefits. In the event, Mr. Nordell is actively employed by Lake Community Bank and dies prior to Retirement Age, his beneficiaries would be entitled to benefits of $75,000 per year for 15 years beginning the month after his death. In the event of early termination of employment with Lake Community Bank, Mr. Nordell would receive salary continuation benefits based on his years of service and receive up to a benefit of $48,355 per year for 15 years based on 14 years of service with benefit payments commencing at age 65. In the event Mr. Nordell dies after salary continuation benefits for early termination or normal retirement have begun, his beneficiaries would be entitled to the remainder of such benefits as if he had survived to receive the remainder of benefits for the fifteen years. In no event are salary continuation benefits paid under the agreement if Mr. Nordell is terminated for cause. In the event of any change of control of the Lake Community Bank, Mr. Nordell shall receive benefits under the agreement of $75,000 per year paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following his termination of employment with Lake Community Bank. The benefit payments upon a change of control to Mr. Nordell are reduced so that the payments to not result in an excess parachute payment as defined under Section 280G of the Code.

        On February 10, 2004, the Bancorp entered into an agreement that provides for severance benefits to Mr. Gould in the event of a Bancorp Acquisition and his termination or constructive termination of employment within 18 months of such Bancorp Acquisition. A Bancorp Acquisition is (i) any merger or consolidation where Bancorp is (A) not the surviving or resulting corporation or (B) the shareholders of Bancorp at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger, (ii) a transfer of all or substantially all of the assets of Bancorp, or (iii) a sale of the equity securities of Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of Bancorp to any person or entity, or any group of persons or entities acting in concert. Mr. Gould would be paid severance benefits of 18 months of his regular monthly base salary based on his monthly base salary for the month immediately prior to such Bancorp Acquisition if following a Bancorp Acquisition he is (i) not retained by the surviving corporation for a period of at least 18 months following the Bancorp Acquisition in (A) a position comparable to that of the highest level executive vice president of the resulting corporation or (B) a position accepted by him, or (ii) the surviving corporation within 18 months following the Bancorp Acquisition reduces his base salary from his base salary at the time immediately prior to the Bancorp Acquisition. The severance benefits would be paid in a lump sum. Mr. Gould's severance agreement is for a term expiring on December 31, 2008 and shall apply to any Bancorp Acquisition consummated prior to such termination date provided that Mr. Gould is employed by the Bancorp as of the date of the public announcement of the Bancorp Acquisition.

Report of the Bancorp's Directors Compensation Committee on Executive Compensation

        Compensation Policies.    The Bancorp established a Compensation Committee in 2002. The committee consists of Messrs. Bacchi, Kleinert, Prescott, Jahn, and Ms. Cook. The purpose of the Compensation Committee includes reviewing policies, reviewing human resource issues, granting stock options and approving other personnel matters which are in excess of management's authority. The Compensation Committee establishes the compensation plans and specific compensation levels of the Bancorp's Chief Executive Officer and other executive officers. The Compensation Committee reviews its approach to executive compensation annually. As part of the due diligence the Compensation Committee conducts periodic outside reviews of California peers as well as national peers.

        The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist the Bancorp in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) an annual incentive bonus based on the Bancorp's performance, and, in certain cases, individual performance as well; and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Executive Officer Compensation.

        Base Salary:    The Compensation Committee establishes a fixed base salary program for executive officers, which is reviewed annually. In establishing base salaries, the Compensation Committee considered salaries of comparably sized California bank holding companies. Executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of the bank holding companies change, in order to ensure that total compensation remains competitive.

        Annual Incentives:    The Compensation Committee believes that incentives for officers are a key component for ensuring continued growth in shareholder value through increased earnings. Accordingly, executive officers earn bonuses based upon formulas approved by the Board.

        All executive officers are entitled to participate in the Bancorp's 401(k) and ESOP programs, but are subject to limitations on contributions and allocations as required by regulation.

        Long-term Incentives:    Long-term incentives are provided through the grant of stock options to certain employees of the Bancorp including executive officers. Stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve the Bancorp's long-term shareholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted. Another long term incentive provided to certain executive officers is the salary continuation agreement which provides retirement benefits based upon years of service.

        The Bancorp's ESOP recognizes and rewards employees for their efforts by making contributions to employees at the discretion of the Board.

Chief Executive Officer Compensation.

        Base Salary:    Mr. Gall is subject to the same annual salary review program as other executive officers of the Bancorp. As such, the Compensation Committee targeted Mr. Gall's base salary at the competitive median for comparable sized California banks demonstrating comparable net earnings as taken from a variety of reliable sources. Mr. Gall's current base salary is believed reasonable by the Compensation Committee based upon reference to competitive pay practices and the previously described compensation approach to executive officers. The Compensation Committee believes that the performance based compensation program, as it related to the Chief Executive Officer, offers substantial additional compensation incentive to reward Mr. Gall for successful results.

        Performance Based Compensation:    Mr. Gall is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of the Bancorp. In addition, some terms of the bonus plan for the Chief Executive Officer are different than the other executive officers.

        Pursuant to the provisions of the performance based compensation plan for the Chief Executive Officer, Mr. Gall was awarded a cash bonus resulting from the Bancorp's performance during 2003. The bonus was $339,859 of which Mr. Gall elected to defer 20%. Of the $261,897 that was not deferred, 90% was paid in 2004 with the remainder to be paid in 2005 provided Mr. Gall is still employed by Bancorp at such time. In addition, Mr. Gall was granted options in March 2003 to purchase 10,500 shares of Common Stock at $26.41 per share, the prevailing market value per share at the date of grant.

        Long Term Incentive Compensation:    In addition to stock options, Mr. Gall has a salary continuation agreement that provides him with retirement benefits which is further described in the section entitled "Employment Contracts." This agreement was modified in 2002 to accelerate the vesting period from age 65 to age 60 and increase the salary continuation benefit from $142,500 to $165,000, which the Board determined to be reasonable and appropriate in view of the increase in the size of the Bancorp and the performance by the Bancorp under the guidance of Mr. Gall.

Members of the Compensation Committee.

  Charles Bacchi—Chairman
  Barbara Cook
  Skip Jahn
  Alan Kleinert
  Harold Prescott

The Compensation Committee Interlocks and Insider Participation

        Messrs. Bacchi (Chairman), Kleinert, Jahn, Prescott, Scariot, Ms. Cook and Western Sierra Bank Director (and former Director of the Company from 1983-2002) Osvaldo Scariot served as members of the Compensation Committee during 2003. There are no Compensation Committee interlocks between the Bancorp and other entities involving the Bancorp's executive officers or board members.

Western Sierra Bancorp

	Period Ending
Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Western Sierra Bancorp	100.00	89.32	70.75	112.30	192.30	358.11
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.51
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
SNL Western Bank Index	100.00	103.35	136.83	119.65	130.91	177.34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some of the Bancorp's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with the Banks in the ordinary course of business, and the Banks expect to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features.

        Some of the directors and officers of the Bancorp and Banks have spouses that are also officers or employees of the Bancorp or a bank subsidiary of the Bancorp. Ms. Lesa Gall, Operations System Analyst is an officer of the Bancorp and is the spouse of Gary Gall, President and Chief Executive

Officer and Director of the Bancorp. Ms. Deborah Nordell, Business Banking Officer is an officer of Lake Community Bank, a wholly-owned subsidiary bank of Bancorp and is the spouse of Douglas Nordell, President and Chief Executive Officer and director of Lake Community Bank and a director of the Bancorp. Ms. Kathleen Rowden is a Mortgage Loan Officer with Central California Bank, a wholly-owned subsidiary of the Bancorp and is the spouse of Fred Rowden, President and Chief Executive Office and director of Central California Bank. Each of these spouses reports to an officer other than her spouse.

SHAREHOLDER PROPOSALS

        The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Bancorp's 2005 Annual Meeting of Shareholders is December 31, 2004. As to shareholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of the Bancorp be satisfied. The bylaws require that any shareholder wishing to make a nomination for director give advance notice of the nomination which shall be sent or delivered to the President of the Bancorp the later of, 21 days prior to any meeting of shareholders called for the election of directors, or 10 days after the date the notice of such meeting is sent to shareholders.

OTHER MATTERS

        Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

WESTERN SIERRA BANCORP
Dated: April 7, 2004	/s/ ANTHONY J. GOULD Anthony J. Gould, Secretary

        The Annual Report to Shareholders for the fiscal year ended December 31, 2003 is being mailed concurrently with this Proxy Statement to all shareholders of record as of March 31, 2004.

        IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

        IN ORDER TO PROVIDE ADEQUATE MEETING ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

        A copy of the Bancorp's annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003 is available without charge upon written request to Ms. Sandy Eisner at 4080 Plaza Goldorado Circle, Cameron Park, California 95682.

APPENDIX A

WESTERN SIERRA BANCORP
AUDIT COMMITTEE CHARTER	(Revised 3/2004)

ARTICLE 1

DUTIES AND RESPONSIBILITIES

Section 1

General Purpose:

        The Audit Committee of Western Sierra Bancorp ("Bancorp") is a committee comprised of at least three independent directors of Western Sierra Bancorp representing the Bancorp and all of its subsidiary banks, (the "Company"). The purpose of the Audit Committee is to act on behalf of the Bancorp and Banks' Boards of Directors in fulfilling the Boards' oversight responsibilities with respect to:

  1)
  The Company's corporate accounting and reporting practices and the quality and integrity of the Company's financial statements and reports;

  2)
  The Company's compliance with legal and regulatory requirements;

  3)
  The qualifications, independence and performance of the certified public accountants engaged as the Company's outside Independent Auditor; and

  4)
  The performance of the Company's internal audit and risk management functions.

Section 2

Statement of Policy:

        The Audit Committee shall provide assistance to the directors of the Boards in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community related to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. While the Audit Committee will not attempt to correct problems independently, they will function as an informed, vigilant and effective monitor of the Company's reporting process and internal controls. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the management of the Company. In addition, the Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out these duties, and the Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to such counsel or advisors. The Audit Committee representative shall report regularly to the Bancorp and Banks' Boards of Directors so as to keep the individual Bancorp and Banks' Boards up to date on the activities of the Audit Committee in assisting the Boards' with their oversight responsibilities.

Section 3

Member Independence and Qualifications:

        All members of the Audit Committee shall satisfy the independence and experience requirements of the Securities and Exchange Commission (SEC) and the Nasdaq National Market (NASDAQ) applicable to audit committee members as in effect from time to time, when and as required by the SEC and Nasdaq, shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows and shall not have participated in the preparation of the financial statements of the Bancorp or any current subsidiary of the Bancorp at any time during the prior three years. At least one member of the Audit Committee shall have experience or background sufficient to meet the NASDAQ financial sophistication requirements and preferably at least one member would also meet the definition of an audit committee financial expert under the Securities Exchange Act of 1934.

Section 4

Member Compensation:

        The members of the committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (i) accept any consulting, advisory, or other compensatory fee from Company or its affiliates or (ii) be an affiliated person of Company or its subsidiaries.

Section 5

Responsibilities Related to Registered Public Accounting Firms and Audit Firms:

        The Audit Committee shall be directly responsible for the appointment, evaluation, termination, compensation, and oversight of the work of any registered public accounting firm ("Independent Auditor"), or any audit firm employed by the Company and each such firm shall report directly to the Audit Committee. The Audit Committee's retention of any Independent Auditor firm shall be subject to the applicable vote of shareholders.

        The Audit Committee shall explicitly approve the engagement of the Independent Auditor for all audit and permissible non-audit related services, including compensation to be paid therefore or the engagement for such services may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided such policies are detailed as to the particular service, the Audit Committee is informed of the particular service, and such polices and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934 to management, provided that with respect to services other than audit, review or attest services, no pre-approval is required if all of the following conditions are met: (i) the aggregate amount of all such services accounts for no more than 5% of the total revenues paid to the Independent Auditor during the fiscal year in which the services are provided; (ii) such services were not recognized by Bancorp to be non-audit services at the time of engagement; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee (or one or more members delegated pursuant to the following sentence). The Audit Committee may delegate its authority to grant pre-approvals to one or more members of the Audit Committee, provided that the decisions of any Audit Committee member to whom authority is delegated to grant pre-approvals is presented to the full Audit Committee at each of is scheduled meetings.

        The Audit Committee shall obtain and review, at least annually, a formal written statement from the Independent Auditor delineating: (1) the internal quality control procedures of the Independent Auditor; (2) material issues raised by the Independent Auditor's most recent quality-control review; (3) steps taken to deal with the material issues raised in the quality-control review; and (4) all relationships between the Independent Auditor, and Bancorp and/or its affiliates, consistent with the Financial Accounting Standards Board Standard No. 1. The Audit Committee will consider and discuss with the Independent Auditor any disclosed relationships or services that could affect the Independent Auditor's objectivity and independence, and assess and otherwise take appropriate action to oversee the independence of the Independent Auditor.

        The Audit Committee shall ensure the rotation of the lead audit partner and the "concurring or reviewing partner" every five years, and consider the adoption of a policy of rotating the Independent Auditor on a regular basis.

        The Audit Committee shall meet with the Independent Auditor prior to the commencement of an audit to discuss the scope, planning and staffing of the audit.

        The Audit Committee shall consider and, if deemed appropriate, adopt a policy regarding Audit Committee pre-approval of employment by the Company of individuals formerly employed by the Independent Auditor.

        The Audit Committee shall evaluate the cooperation received by the Independent Auditor during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

        The Audit Committee shall review with the Independent Auditor and management any conflicts or disagreements between management and the Independent Auditor regarding financial reporting, accounting practices or policies and shall be responsible for resolving any conflicts regarding financial reporting.

        The Audit Committee shall confer with the Independent Auditor and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect, and any special steps taken in the event of material control deficiencies.

        The Audit Committee shall confer with the Independent Auditor and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect, and any special steps taken in the event of material control deficiencies.

Section 6

Oversight of the Integrity of the Financial Statements:

        Upon completion of the audit, the Audit Committee shall review and discuss with the Independent Auditor and management the annual audited financial statements and make related recommendations in connection with Bancorp' 10-K filings.

        The Audit Committee shall review and discuss with the Independent Auditor and management the quarterly financial statements prior to Bancorp' 10-Q filings, and any other matters required to be communicated to the Audit Committee by the Independent Auditor under Statement on Auditing Standards No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

        The Audit Committee shall review with management and the Independent Auditor significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting polices available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

        The Audit Committee shall discuss with the Independent Auditor and management significant financial reporting issues and judgments made in connection with the preparation of Bancorp' financial statements.

Section 7

Oversight of Risk Management and the Internal Audit Function:

        The Audit Committee shall review the appointment, performance, and termination of the Internal Auditor, who shall meet with the Audit Committee on a regular basis, attend meetings of the Audit Committee, and report regularly on the activities of the Audit and Risk Management function.

        The Audit Committee shall approve the annual Audit and Risk Management Plan to assure the comprehensive coverage of significant risk areas.

        The Audit Committee shall discuss with management, and, as appropriate, the Independent Auditor, the Company's major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        The Audit Committee shall review significant Audit and Risk Review Reports ("Reports") and/or recommendations prepared by Audit and Risk Management and review management's responses to the Reports and/or recommendations.

        The Audit Committee shall review and approve Bancorp's and the Banks' insurance policies, including the directors' and officers' liability policy.

        The Audit Committee shall discuss material legal matters with the counsel, including matters reflected in the Quarterly Litigation Report.

        The Audit Committee, in coordination with the Bancorp and Banks, shall review and approve the quarterly allowances for loan and lease losses.

        The Audit Committee shall review with the Independent Auditor any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Independent Auditor and management's response, if any, to such letter.

        The Audit Committee shall review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethics, including review and approval of insider and affiliated-party transactions.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in Bancorp' annual proxy statement.

        The Audit Committee shall review and assess the adequacy of this charter annually and recommend any proposed changes to the Bancorp's Board for approval.

Section 8

Compliance Oversight Responsibilities:

        The Audit Committee shall have oversight responsibility for Bancorp and its affiliates' compliance with banking, broker-dealer and investment advisory regulations. The Audit Committee may rely on internal and external specialists to conduct periodic reviews for compliance with regulations.

        The Audit Committee shall have oversight responsibility for the Banks' compliance with the Community Reinvestment Act. The Audit Committee shall review and approve the Banks' performance under this act.

        In the event that a Suspicious Activity Report ("SAR") must be filed, in accordance with the Bank Secrecy Act and Bank policy, the SAR must be reviewed at the next scheduled meeting of the Audit Committee. In the event that the SAR involves an insider, or is of a significant dollar amount or impact to any of the Banks, a recommendation by the Bank's legal counsel will be presented to the Audit Committee, who will determine whether presentation to the full Board is necessary.

        The Audit Committee shall have the authority to appoint the Bank Secrecy Officer and the Bank Security Officer.

Section 9

Complaints:

        The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Specifically, employees of the Company will be instructed that they may submit confidential, anonymous concerns regarding questionable accounting or auditing matters to the Chairperson of the Audit Committee without fear of retaliation, as outlined in the Code of Personal and Business Conduct

ARTICLE 2

ORGANIZATION

Section 1

Meetings:

        Regular and special meetings of the Audit Committee will be held at the time and place as the Audit Committee deems necessary and appropriate and at least on a quarterly basis.

Section 2

Voting:

        Every action consented to by a majority of the Audit Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Audit Committee, unless other consent is required pursuant to this Charter, the Articles of Incorporation or Bylaws of Bancorp or applicable law.

Section 3

Minutes:

        The Secretary of the Audit Committee will maintain minutes and other relevant records of the meetings and activities of the Audit Committee. The minutes will be available for review by the Board and any regulatory agency having jurisdiction over the affairs of Bancorp or the Banks. In the event of any meeting in Executive Session or otherwise where the Secretary is not present, the Chair will designate an Acting Secretary of the Audit Committee for the purpose of recording the minutes of actions taken at the meeting or Executive Session thereof.

Section 4

Telephone Conference Meetings:

        Members of the Audit Committee may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in the meetings can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at the meeting.

Section 5

Amendments:

        This Charter of the Audit Committee may be amended only by a resolution of Bancorp's Board.

        Approved at the Board of Directors meeting, March 25, 2004.

Exhibit A

WESTERN SIERRA BANCORP
2004 STOCK OPTION PLAN

1.    Purpose

        The purpose of the Western Sierra Bancorp 2004 Stock Option Plan (the "Plan") is to strengthen Western Sierra Bancorp (the "Bancorp") and those corporations which are or hereafter become subsidiary corporations of the Bancorp by providing an additional means of attracting and retaining competent directors, officers and management level employees and by providing to participating directors, officers and management level employees added incentive for high levels of performance. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and management level employees may purchase shares of the common stock of the Bancorp pursuant to options granted in accordance with the Plan.

        Options granted pursuant to the Plan are intended to be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "nonqualified stock options", as shall be determined and designated upon the grant of each option hereunder.

2.    Administration

        The Plan shall be administered by the Board of Directors (the "Board"), except if any stock options made pursuant to the Plan shall be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan shall be administered by a committee ("Committee") comprised solely of "outside directors" (within the meaning of Treasury Regulation §1.162-27(e)(3)) or such other persons as may be permitted from time to time under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. Hereinafter the Board or Committee shall be referred to as the Administrator. Any action of the Administrator with respect to the administration of the Plan shall be taken pursuant to a majority vote, or the unanimous written consent, of its members. Subject to the express provisions of the Plan, the Administrator shall have the authority to construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind, the rules and regulations relating to administration of the Plan, and make all other determinations necessary or advisable for administration of the Plan.

        All decisions, determinations, interpretations or other actions by the Administrator shall be final, conclusive and binding on all persons, optionees, grantees, subsidiary corporations of the Bancorp and any successors-in-interest to such parties.

3.    Incentive Stock Options

        All options granted which are designated at the time of grant as an "incentive stock option" shall be deemed an incentive stock option.

        (a)   Incentive stock options granted under the Plan are intended to be qualified under Section 422 of the Code.

        (b)   Executive officers and management level employees of the Bancorp or a subsidiary corporation (as that term is defined in Section 424(f) of the Code), shall be eligible for selection to participate in the incentive stock option portion of the Plan. No director of the Bancorp who is not also an executive officer or employee of the Bancorp or a subsidiary corporation, may be granted an incentive stock option hereunder. Subject to the express provisions of the Plan, the Administrator shall (i) select from the eligible class of employees and determine to whom incentive stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective incentive stock option agreements (which need not be identical), (iii) determine the times at which such incentive stock options shall be granted, (iv) determine the number of shares subject to each incentive stock option, and (v) grant such incentive stock options to such individuals. An individual who has been granted an incentive stock option may, if he or she is otherwise eligible under the Plan, be granted additional incentive stock options if the Administrator shall so determine.

        (c)   Except as described in subsection (e) below, the Administrator shall not grant an incentive stock option to purchase shares of the Bancorp's common stock to any individual who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Bancorp or a subsidiary corporation. The attribution rules of Section 424(d) of the Code shall apply in the determination of ownership of stock for these purposes.

        (d)   The aggregate fair market value (determined as of the time the incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Bancorp and its subsidiary corporations, if any) shall not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Code.

        (e)   The purchase price of stock subject to each incentive stock option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except, in the case of optionees who at the time of the grant own more than ten percent (10%) of the total combined voting power of all classes of stock of the Bancorp or a subsidiary corporation, in which case the purchase price of the stock shall not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such option is granted and the term of such option shall be for no more than five (5) years. The fair market value of such stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), if the Bancorp's stock is listed on any established stock exchange or a national market system, including the Nasdaq National Market for the last market trading day prior to the time of determination and reported in the Wall Street Journal or such other source as determined by the Administrator. If the Bancorp's stock is not so listed, the fair market value shall be determined in good faith by the Administrator.

4.    Nonqualified Stock Options

        (a)   All options granted which are (i) in excess of the aggregate fair market value limitations set forth in Section 3(d) hereof, (ii) designated at the time of the grant as "nonqualified", or (iii) intended to be incentive stock options but do not meet the requirements of incentive stock options, shall be deemed nonqualified stock options. Nonqualified stock options granted hereunder shall be so designated in the nonqualified stock option agreement entered into between the Bancorp and the optionee.

        (b)   Directors, executive officers and management level employees of the Bancorp or a subsidiary corporation shall be eligible for selection to participate in the nonqualified stock option portion of the Plan. Subject to the express provisions of the Plan, the Administrator shall (i) select from the eligible class of individuals and determine to whom nonqualified stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective nonqualified stock option agreements (which need not be identical), (iii) determine the times at which such nonqualified stock options shall be granted, (iv) determine the number of shares subject to each nonqualified stock option and (v) grant such nonqualified stock options to such individuals. An individual who has been granted a nonqualified stock option may, if he or she is otherwise eligible under the Plan, be granted additional nonqualified stock options if the Administrator shall so determine.

        (c)   The purchase price of stock subject to each nonqualified stock option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted. The fair market value of such stock shall be determined in accordance with the last sentence of Section 4(e) hereof.

5.    Stock Subject to the Plan

        Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Bancorp's authorized but unissued common stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 400,000 shares. If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of the Plan.

6.    Continuation of Employment

        Nothing contained in the Plan (or in any option agreement) shall obligate the Bancorp or a subsidiary corporation to employ any optionee for any period or interfere in any way with the right of the Bancorp or a subsidiary corporation to reduce the optionee's compensation. However, the Bancorp may not reduce the terms of any option without the approval of the optionee.

7.    Exercise of Options

        No option shall be exercisable until all necessary regulatory and shareholder approvals of the Plan are obtained. Except as otherwise provided in this section, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Administrator shall determine; provided, however, that if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option. Notwithstanding the foregoing, the options shall vest at the rate of at least 20% per year over a five year period from the date the option is granted.

        Fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased at any one time unless the number of shares purchased is the total number of shares which is exercisable at such time. Options may be exercised by written notice delivered to the Bancorp stating the number of shares with respect to which the option is being exercised, together with the full purchase price for such shares. Payment of the option price in full, for the number of shares to be delivered, must be made (a) in cash or (b) subject to applicable law, with the Bancorp's stock previously acquired by the optionee and held by the optionee for a period of at least six months. Notwithstanding the foregoing, in the event an optionee who has an incentive stock option does exercise the incentive stock option by utilizing (b) above, the optionee should obtain tax advice as to the consequences of such action. The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the shares on the date of exercise. If the option is being exercised by any person other than the optionee, said notice shall be accompanied by proof, satisfactory to counsel for the Bancorp, of the right of such person to exercise the option. Optionees will have no rights as shareholders with respect to stock of the Bancorp subject to their stock option agreements until the date of issuance of the stock certificate to them.

8.    Nontransferability of Options

        Each option shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the optionee.

9.    Cessation of Directorship or Employment

        If an optionee ceases to be a director or an employee of the Bancorp or a subsidiary corporation for any reason other than his or her disability (as defined in Section 22(e)(3) of the Code) or death, the optionee's option shall expire three (3) months after the date of termination of such directorship or employment, except (i) as provided in Sections 10 and 20 hereof in which case the option shall be exercisable as provided in those respective sections, (ii) when the Optionee is changing his or her status from employee or employee-director to director in which case such stock option shall be converted to a nonqualified stock option three months and one day following such change in status and (iii) when Optionee is both a director and an employee in which case such Optionee's nonqualified option shall expire three (3) months after the later of the date of termination of Optionee's directorship or employment. During the period after cessation of directorship or employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be a director or an employee of the Bancorp or a subsidiary corporation.

10.    Termination of Employment for Cause

        If the stock option agreement so provides and if an optionee's employment by the Bancorp or a subsidiary corporation is terminated for cause, the optionee's option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Administrator with respect thereto shall be final and conclusive.

11.    Disability or Death of Optionee

        If any optionee dies while serving as a director or an employee of the Bancorp or a subsidiary corporation, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof. After such death but before such expiration, the persons to whom the optionee's rights under the option shall have passed by will or by the laws of descent and distribution or the executor or administrator of optionee's estate shall have the right to exercise such option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be a director or an employee of the Bancorp or a subsidiary corporation.

        If the optionee shall terminate his or her directorship or employment because of disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, except as provided in Section 20 hereof.

        If any optionee dies during the three (3) month period referred to in Section 9 hereof, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof.

12.    Adjustment Upon Changes in Capitalization

        If the outstanding shares of the stock of the Bancorp are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Bancorp through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Bancorp, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share subject to the option. Any adjustment under this Section 12 shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

13.    Terminating Events

        A Terminating Event shall be defined as any one of the following events: (i) a dissolution or liquidation of the Bancorp; (ii) a reorganization, merger or consolidation of the Bancorp with one or more corporations, the result of which (A) the Bancorp is not the surviving corporation, or (B) the Bancorp becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 80% of the aggregate voting power of all outstanding equity securities of the Bancorp); (iii) a sale of substantially all the assets of the Bancorp to another corporation; or (iv) a sale of the equity securities of the Bancorp representing more than 80% of the aggregate voting power of all outstanding equity securities of the Bancorp to any person or entity, or any group of persons and/or entities acting in concert. When the Bancorp knows that a Terminating Event will occur (i) the Bancorp shall deliver to each optionee no less than thirty (30) days prior to the Terminating Event, written notification of the Terminating Event and the optionee's right to exercise all options granted pursuant to the Plan, whether or not vested under the Plan or applicable stock option agreement, and (ii) all outstanding options granted pursuant to the Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the option immediately prior to such Terminating Event. This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger. Upon the occurrence of the Terminating Event all outstanding options and the Plan shall terminate; provided, however, that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices.

14.    Amendment and Termination

        The Administrator may at any time suspend, amend or terminate the Plan and may, with the consent of the optionee, make such modification of the terms and conditions of the option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 12 and 13 hereof, no amendment or modification which would:

  (a)
  increase the maximum number of shares which may be purchased pursuant to options granted under the Plan either in the aggregate or by an individual;

  (b)
  change the minimum option price;

  (c)
  increase the maximum term of options provided for herein; or

  (d)
  permit options to be granted to anyone other than directors, full-time salaried officers or management level employees of the Bancorp or a subsidiary corporation;

may be adopted without the Bancorp having first obtained any necessary regulatory and shareholder approvals required by law.

        No option may be granted during any suspension or after termination of the Plan. Amendment, suspension or termination of the Plan shall not (except as otherwise provided in Section 12 hereof), without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

15.    Time of Granting Options

        The time an option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Administrator described in Sections 3(b) and 4(b) hereof; provided, however, that if appropriate resolutions of the Administrator indicate that an option is granted as of and on some future date, the time such option is granted shall be such future date. If action by the Administrator is taken by unanimous written consent of its members, the action of the Administrator shall be deemed to be at the time the last member of the Administrator signs the consent.

16.    Privileges of Stock Ownership; Securities Law Compliance; Notice of Sale

        No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued. No shares shall be purchased upon the exercise of any option unless and until the Bancorp has fully complied with all applicable requirements of any regulatory agency having jurisdiction over the Bancorp including registration of the stock options and underlying shares, as necessary, and all applicable requirements of any exchange upon which stock of the Bancorp may be listed. The optionee shall give the Bancorp notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

17.    Effective Date of the Plan

        The Plan shall be deemed adopted by the Administrator as of March 25, 2004 and shall be effective immediately subject to approval by the shareholders of the Bancorp within twelve months of the date the Plan is adopted, by the vote of a majority of the outstanding shares represented and voting at a duly held meeting of shareholders at which a quorum is present, or by the written consent vote of the holders of a majority of the outstanding shares of the Bancorp's stock. No option under the Plan shall be exercised prior to the shareholders' approval of the Plan.

18.    Termination

        Unless previously terminated by the Administrator, the Plan shall terminate at the close of business on March 25, 2014. No options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

19.    Option Agreement

        Each option shall be evidenced by a written stock option agreement executed by the Bancorp and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan. Each incentive stock option agreement shall contain such terms and provisions as the Administrator may determine to be necessary in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

20.    Option Period

        Each option and all rights and obligations thereunder shall expire on such date as the Administrator may determine, but not later than ten (10) years from the date such option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

21.    Exculpation and Indemnification

        To the extent permitted by applicable law in effect from time to time, no member of the Administrator shall be liable for any act or omission of any other member of the Administrator nor for any act or omission on the member's own part, except the member's own willful misconduct or gross negligence. The Bancorp and its subsidiary corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the Administrator in any action brought by a third party against such person (whether or not the Bancorp is joined as a party defendant) to impose a liability or penalty on such person while a member of the Administrator arising with respect to the Plan or administration thereof or out of membership on the Administrator or all or any combination of the preceding; provided, the Administrator determines in good faith that such member of the Administrator was acting in good faith, within what such member of the Administrator reasonably believed to be the scope of his or her employment or authority, and for a purpose which he or she reasonably believed to be in the best interests of the Bancorp or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section 21 does not apply to any action instituted or maintained in the right of the Bancorp by a shareholder or holder of a voting trust certificate representing shares of the Bancorp or a subsidiary corporation thereof. The provisions of this Section 21 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Administrator and the term "person" as used in this Section 21 shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

22.    Agreement and Representations of Optionee

        Unless the shares of stock covered by the Plan have been registered with the Securities Exchange Commission, each optionee shall, by accepting an option, represent and agree, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all stock will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Bancorp, furnish evidence satisfactory to the Bancorp (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution. Furthermore, the Bancorp, at its sole discretion, may take all reasonable steps, including affixing the following legend (and/or such other legend or legends as counsel shall require) on certificates embodying the shares:

  The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Securities Act of 1933 or a written opinion of counsel for the optionee which opinion shall be acceptable to counsel for the Bancorp that registration is not required.

to assure itself against any sale or distribution by the optionee which does not comply with the Plan or any federal or state securities laws.

        The Bancorp agrees to remove any legend affixed to the certificates embodying the shares pursuant to this Section 22 when all of the restrictions on the transfer of the shares, whether imposed by the Plan or federal or state law, have terminated.

23.    Information to Employees

        The Bancorp shall provide optionees with financial statements of the Bancorp at least annually.

\/ DETACH PROXY CARD HERE \/

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WESTERN SIERRA BANCORP

        The undersigned hereby appoints Messrs. William Fisher and Douglas Nordell, each of them as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Western Sierra Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 6, 2004 at 5:00 p.m., at the Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

 (Continued, and to be marked, dated and signed, on the other side)

\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE \/ WESTERN SIERRA BANCORP

The Board of Directors recommends a vote "FOR" each of the proposals. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy wll be voted in accordance with such instruction. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted "FOR" each of the proposals and in accordance with the recommendations of management. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of management.

1. Election of twelve (12) persons to be directors.	☐	FOR all nominees listed below (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY
Nominees:
Charles W. Bacchi, Matthew Bruno, Lary A. Davis, William M. Eames, William J. Fisher, Gary D. Gall, Jan T. Haldeman, Howard A. Jahn, Alan J. Kleinert, Thomas J. Manz, Douglas A. Nordell, Lori A. Warden

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)

EXCEPTIONS
2. Approval of the Western Sierra Bancorp 2004 Stock Option Plan as further described in the proxy materials.			4. Transaction of such other business as may properly come before the meeting and any adjournments or adjournments thereof.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Ratification of the appointment of Perry-Smith LLP as the Bancorp's independent accountants.			☐ I DO ☐ I DO NOT EXPECT TO ATTEND THE MEETING.
☐ FOR	☐ AGAINST	☐ ABSTAIN	(Number of Shares)
(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)			(Please Print Your Name)
(Please Print Your Name)
(Date)
(Signature of Shareholder)
(Signature of Shareholder)
(Email Address)

        This Proxy may be revoked prior to its exercise by filing with the Secretary of the Bancorp a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and voting in person.

Please Detach Here ^ You Must Detach This Portion of the Proxy Card ^ Before Returning it in the Enclosed Envelope

QuickLinks

VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2: ADOPTION OF THE WESTERN SIERRA BANCORP 2004 STOCK OPTION PLAN
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF PERRY-SMITH LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
ARTICLE 1 DUTIES AND RESPONSIBILITIES
ARTICLE 2 ORGANIZATION
Exhibit A